Exhibit 99.1

FOR IMMEDIATE RELEASE July 25, 2011	Contact: Mark Kochvar Chief Financial Officer 724-465-4826

S&T Bancorp, Inc. Announces Increased Second Quarter Earnings

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its second quarter earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•

Net income available to common shareholders increased significantly from the prior quarter to $13.4 million with diluted earnings per common share of $0.48 compared to $0.17 in the first quarter of 2011 and $0.28 in the second quarter of 2010.

•	Provision for loan losses was $1.1 million compared to $10.6 million in the first quarter of 2011 and $9.1 million in the second quarter of 2010.

•	Nonperforming assets decreased to 2.18% of total loans plus OREO compared to 2.67% in the first quarter of 2011 and 2.41% in the second quarter of 2010.

“Improving asset quality and the resolution of several nonperforming loans have enabled us to report increased earnings for the second quarter of the year. We have devoted a significant amount of attention to this particular area of our business and the improvement in our asset quality metrics is a result of a lot of hard work by our team,” Brice said. “As we move into the second half of the year, S&T Bank remains well capitalized and positioned to take advantage of market opportunities. The Marcellus Shale Industry continues to have a positive impact on our Region, which is providing an overall benefit to many of our customers.”

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S&T Earnings Release - 2

S&T Bancorp, Inc. Announces Increased Second Quarter Earnings (cont.)

Net Interest Income

Net interest income on a fully taxable equivalent (FTE) basis for the second quarter of 2011 was $35.6 million compared to $35.9 million in the first quarter of 2011 and $37.8 million in the second quarter of 2010. Net interest income decreased from the first quarter due to a shift in asset mix, offset in part by one additional day in the second quarter of 2011. The shift in asset mix is due to a decrease of $76.6 million in average loan balances offset by a $73.9 million average balance increase in securities and excess cash at the Federal Reserve. Net interest margin (FTE) was 3.85% in the second quarter of 2011 compared to 3.92% in the first quarter of 2011 and 4.05% in the second quarter of 2010.

Asset Quality

Nonperforming assets decreased to $69.9 million or 2.18% of total loans plus other real estate owned (“OREO”) compared to $88.5 million or 2.67% in the first quarter of 2011 and from $82.0 million or 2.41% in the second quarter of 2010. Included in nonperforming assets were troubled debt restructurings (“TDRs”) of $26.2 million. The decrease in nonperforming assets primarily relates to $16.1 million of troubled debt restructurings being returned to accruing status as it is expected that all contractual amounts due under the restructured terms will be collected and a period of satisfactory payment performance has been achieved. Also contributing to the decrease in nonperforming loans is $8.8 million of loans transferred to held for sale that are excluded from nonperforming assets this quarter. These loans have been written down to the value of the loan sale agreement and are expected to close in the third quarter of 2011.

The provision for loan losses was $1.1 million for the second quarter of 2011 compared to $10.6 million for the first quarter of 2011 and $9.1 million in the second quarter of 2010. The lower level of provision for loan losses in the second quarter is due to improvement in special mention and substandard loans compared to deterioration in the first quarter of 2010 and a decline in specific reserves of $1.1 million. Net charge-offs were $4.8 million for the second quarter of 2011 compared to $0.4 million in the first quarter of 2011 and $18.2 million in the second quarter of 2010.

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S&T Earnings Release - 3

S&T Bancorp, Inc. Announces Increased Second Quarter Earnings (cont.)

The allowance for loan losses at June 30, 2011 was $58.0 million or 1.81% of total loans, as compared to $61.7 million or 1.87% at March 31, 2011 and $54.0 million or 1.59% at June 30, 2010. The allowance to nonperforming loans was 93% at June 30, 2011, 76% at March 31, 2011 and 70% at June 30, 2010. Included in the allowance is $7.5 million of specific reserves compared to $8.6 million in the first quarter of 2011 and $8.0 million in the second quarter of 2010.

Noninterest Income and Expense

Noninterest income was $11.2 million compared to $11.0 million in the first quarter of 2011 and $11.4 million in the second quarter of 2010. Noninterest income was relatively unchanged quarter over quarter as a result of minor improvements in various income accounts offset by a decrease in mortgage banking income due to declining mortgage originations and loan sales.

Noninterest expense for the second quarter was $25.6 million compared to $27.4 million for the first quarter of 2011 and $25.7 million for the second quarter of 2010. The $1.8 million improvement over the first quarter primarily relates to a decrease in salaries and benefits of $0.7 million due to higher payroll taxes in the first quarter of 2011, a $0.3 million decrease in FDIC expense as a result of the change in the FDIC assessment and reduced consulting and accounting expenses of $0.6 million.

Financial Condition

Total assets were $4.1 billion at June 30, 2011, March 31, 2011 and June 30, 2010. Total portfolio loans were $3.2 billion at June 30, 2011 compared to $3.3 billion at March 31, 2011 and $3.4 billion at June 30, 2010. Total portfolio loans have decreased $110.1 million from the prior quarter including $3.1 million in consumer loans and $107.0 million in commercial loans. The decreases primarily relate to higher than expected pay downs during the quarter and soft loan demand within our market. Total deposits were $3.3 billion at June 30, 2011, March 31, 2011 and June 30, 2010. Noninterest-bearing demand deposits remain strong at $801.5 million as of June 30, 2011 compared to $802.7 million at March 31, 2011 and $732.6 million at June 30, 2010.

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S&T Earnings Release - 4

S&T Bancorp, Inc. Announces Increased Second Quarter Earnings (cont.)

S&T’s capital ratios continue to improve and exceed the “well capitalized” thresholds of federal bank regulatory agencies with a tier 1 leverage ratio of 11.49%, tier 1 risk- based capital ratio of 14.31% and total risk-based capital ratio of 17.83%. The increase in capital ratios in the second quarter of 2011 is primarily attributable to a reduction in risk-weighted assets and earnings retention. S&T’s tangible common equity ratio was 8.08% compared to 7.70% for the first quarter of 2011 and 7.23% for the second quarter of 2010.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 50 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.1 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached consolidated selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release - 5

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	2011	2011	2010
	Second Quarter	First Quarter	Second Quarter

Income Statements
Interest Income	$41,783	$42,192	$45,561
Interest Expense	7,245	7,320	8,936

Net Interest Income	34,538	34,872	36,625
Taxable Equivalent Adjustment	1,014	1,038	1,194

Net Interest Income (FTE)	35,552	35,910	37,819

Provision For Loan Losses	1,097	10,640	9,127

Net Interest Income After Provisions (FTE)	34,455	25,270	28,692

Security (Losses) Gains, Net	(56)	13	103

Service Charges and Fees	2,389	2,285	3,027
Wealth Management	2,144	2,050	1,916
Insurance	2,181	2,132	1,964
Other	4,456	4,546	4,519

Total Noninterest Income	11,170	11,013	11,426

Salaries and Employee Benefits	12,571	13,320	11,811
Occupancy and Equipment Expense, Net	3,103	3,033	2,972
Data Processing Expense	1,681	1,504	1,451
FDIC Expense	917	1,226	1,398
Other	7,322	8,366	8,103

Total Noninterest Expense	25,594	27,449	25,735

Income Before Taxes	19,975	8,847	14,486
Taxable Equivalent Adjustment	1,014	1,038	1,194
Applicable Income Taxes	4,051	1,514	3,888

Net Income	14,910	6,295	9,404
Preferred Stock Dividends	1,558	1,555	1,549

Net Income Available to Common Shareholders	$13,352	$4,740	$7,855

Per Common Share Data:

Shares Outstanding at End of Period	28,078,849	28,033,757	27,819,757
Average Shares Outstanding – Diluted	27,983,706	27,957,002	27,797,206
Diluted Earnings Per Share	$0.48	$0.17	$0.28
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$17.31	$16.90	$16.55
Tangible Common Book Value (1)	$11.19	$10.76	$10.31
Market Value	$18.59	$21.57	$19.76

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S&T Earnings Release - 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2011	2010
Income Statements
Interest Income	$83,975	$90,885
Interest Expense	14,565	18,345

Net Interest Income	69,410	72,540
Taxable Equivalent Adjustment	2,052	2,416

Net Interest Income (FTE)	71,462	74,956
Provision For Loan Losses	11,737	13,557

Net Interest Income After Provisions (FTE)	59,725	61,399

Security (Losses) Gains, Net	(43)	257

Service Charges and Fees	4,673	5,864
Wealth Management	4,194	3,900
Insurance	4,313	4,332
Other	9,003	8,519

Total Noninterest Income	22,183	22,615

Salaries and Employee Benefits	25,891	24,376
Occupancy and Equipment Expense, Net	6,137	6,029
Data Processing Expense	3,185	3,054
FDIC Expense	2,143	2,699
Other	15,687	17,508

Total Noninterest Expense	53,043	53,666

Income Before Taxes	28,822	30,605
Taxable Equivalent Adjustment	2,052	2,416
Applicable Income Taxes	5,565	7,481

Net Income	21,205	20,708
Preferred Stock Dividends	3,113	3,096

Net Income Available to Common Shareholders	$18,092	$17,612

Per Common Share Data:

Average Shares Outstanding – Diluted	27,941,371	27,779,963
Net Income – Diluted	$0.65	$0.63
Dividends Declared	$0.30	$0.30

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S&T Earnings Release - 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter

Net Interest Margin (Quarterly Averages)
Assets
Loans – FTE	$3,247,998	4.89%	$3,324,606	4.92%	$3,402,494	5.12%
Securities/Other – FTE	458,720	2.76%	384,796	3.02%	342,813	3.89%

Total Interest-earning Assets	3,706,718	4.63%	3,709,402	4.72%	3,745,307	5.01%
Noninterest-earning Assets	368,763		378,012		390,075

Total Assets	$4,075,481		$4,087,414		$4,135,382

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,268,085	0.16%	$1,295,224	0.18%	$1,280,421	0.29%
Certificates of Deposit	1,202,346	1.82%	1,231,162	1.81%	1,308,614	2.01%
Borrowed funds < 1 year	43,465	0.14%	42,582	0.14%	74,779	0.36%
Borrowed funds > 1 year	123,541	4.14%	119,736	4.21%	135,906	4.13%

Total Interest-bearing Liabilities	2,637,437	1.10%	2,688,704	1.10%	2,799,720	1.27%

Noninterest-bearing Liabilities
Demand Deposits	804,199		767,581		728,517
Shareholders’ Equity/Other	633,845		631,129		607,145

Total Noninterest-bearing Liabilities	1,438,044		1,398,710		1,335,662

Total Liabilities and Shareholders’ Equity	$4,075,481		$4,087,414		$4,135,382

Net Interest Margin		3.85%		3.92%		4.05%

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter

Balance Sheets (Period-End)
Assets
Cash	$170,826		$108,855		$71,150
Securities	357,750		352,783		339,737
Loans, Net	3,144,833		3,242,658		3,342,761
Other Assets	384,881		385,758		385,590

Total Assets	$4,058,290		$4,090,054		$4,139,238

Liabilities and Shareholders’ Equity
Noninterest-bearing Deposits	$801,504		$802,748		$732,618
Interest-bearing Deposits	2,452,479		2,503,091		2,564,578
Short-term Borrowings	41,112		38,270		96,246
Long-term Debt	123,378		119,593		130,947
Other Liabilities	47,280		46,237		48,646
Shareholders’ Equity	592,537		580,115		566,203

Total Liabilities and Shareholders’ Equity	$4,058,290		$4,090,054		$4,139,238

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S&T Earnings Release - 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter
Loans (Period-End)
Consumer
Home Equity	$431,763		$436,357		$451,274
Residential Mortgage	345,698		342,904		359,824
Installment	70,171		70,573		76,755
Construction	3,365		4,322		9,624

Total Consumer Loans	850,997		854,156		897,477

Commercial
Commercial Real Estate	1,441,813		1,488,700		1,424,212
Commercial & Industrial	690,956		713,683		734,077
Construction	208,111		245,477		337,127

Total Commercial Loans	2,340,880		2,447,860		2,495,416

Total Portfolio Loans	3,191,877		3,302,016		3,392,893
Loans Held for Sale	10,960		2,305		3,836

Total Loans	$3,202,837		$3,304,321		$3,396,729

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter
Nonperforming Loans (NPL)
Consumer		% NPL		% NPL		% NPL
Home Equity	$2,536	0.59%	$1,858	0.43%	$1,777	0.39%
Residential Mortgage	6,155	1.78%	5,337	1.56%	7,398	2.06%
Installment	6	0.01%	25	0.04%	93	0.12%
Construction	—	—	—	—	—	—

Total Consumer Loans	8,697	1.02%	7,220	0.85%	$9,268	1.03%

Commercial
Commercial Real Estate	38,261	2.65%	57,189	3.84%	51,070	3.59%
Commercial & Industrial	8,141	1.18%	9,081	1.27%	2,265	0.31%
Construction	7,401	3.56%	7,356	3.00%	14,686	4.36%

Total Commercial Loans	53,803	2.30%	73,626	3.01%	68,021	2.73%

Total Nonperforming Loans	$62,500	1.96%	$80,846	2.45%	$77,289	2.28%

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S&T Earnings Release - 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-state
Pennsylvania	$1,326,843		$1,375,688		$1,404,508
Out-of-state	323,081		358,489		356,831

Total Construction and CRE PA vs. Out-of-state	$1,649,924		$1,734,177		$1,761,339

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter
Construction and CRE – NPL PA vs. Out-of-state		% NPL		% NPL		% NPL
Pennsylvania	$44,243	3.33%	$43,799	3.18%	$50,100	3.57%
Out-of-state	1,419	0.44%	20,746	5.79%	15,656	4.39%

Total Construction and CRE – NPL PA vs. Out-of-state	$45,662	2.77%	$64,545	3.72%	$65,756	3.73%

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter
Construction and CRE by Type
Retail/Strip Malls	$285,743		$297,339		$297,864
Offices	221,042		226,163		224,011
Residential Rental Properties	220,674		237,879		285,705
Hotels	184,658		194,543		192,416
Healthcare/Education	109,479		108,472		94,648
Flex/Mixed Use	107,011		113,483		102,616
Real Estate Development – Commercial	100,069		93,301		104,927
Manufacturing/Industrial/Warehouse	95,750		117,857		137,427
Real Estate Development – Residential	69,763		81,956		74,799
Miscellaneous	255,735		263,184		246,926

Total Construction and CRE by Type	$1,649,924		$1,734,177		$1,761,339

	2011		2011		2010
	Second Quarter		First Quarter		Second Quarter
Construction and CRE – NPL by Type		% NPL		% NPL		% NPL
Retail/Strip Malls	$2,882	1.01%	$3,031	1.02%	$5,463	1.83%
Offices	6,592	2.98%	2,768	1.22%	1,868	0.83%
Residential Rental Properties	4,618	2.09%	10,971	4.61%	15,706	5.50%
Hotels	1,452	0.79%	13,585	6.98%	3,562	1.85%
Healthcare/Education	813	0.74%	818	0.75%	3,423	3.62%
Flex/Mixed Use	0	0.00%	2,388	2.10%	2,375	2.31%
Real Estate Development – Commercial	1,144	1.14%	5,968	6.40%	7,449	7.10%
Manufacturing/Industrial/Warehouse	4,414	4.61%	3,592	3.05%	3,634	2.64%
Real Estate Development – Residential	7,566	10.85%	6,073	7.41%	5,079	6.79%
Miscellaneous	16,181	6.33%	15,351	5.83%	17,197	6.96%

Total Construction and CRE – NPL by Type	$45,662	2.77%	$64,545	3.72%	$65,756	3.73%

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S&T Earnings Release - 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011	2011	2010
	Second	First	Second
	Quarter	Quarter	Quarter
Commercial Credit Exposure
Pass
Commercial Real Estate	$1,235,019	$1,250,149	$1,197,569
Commercial & Industrial	584,715	610,750	649,008
Construction	163,453	201,984	282,043

Total Pass	$1,983,187	$2,062,883	$2,128,620

Special Mention
Commercial Real Estate	$84,351	$98,780	$126,634
Commercial & Industrial	62,759	57,460	67,663
Construction	12,310	10,534	21,481

Total Special Mention	$159,420	$166,774	$215,778

Substandard
Commercial Real Estate	$122,443	$139,771	$100,009
Commercial & Industrial	43,482	45,473	17,406
Construction	32,348	32,959	33,603

Total Substandard	$198,273	$218,203	$151,018

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S&T Earnings Release - 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2011	2011	2010
	Second	First	Second
	Quarter	Quarter	Quarter
Asset Quality Data
Nonaccrual Loans and Nonperforming Loans	$62,500	$80,846	$77,289
Assets Acquired through Foreclosure or Repossession	7,389	7,696	4,737
Nonperforming Assets	69,889	88,542	82,026
Troubled Debt Restructurings (nonaccrual)	26,186	34,943	—
Troubled Debt Restructurings (accruing)	19,829	3,310	—
Total Troubled Debt Restructurings	46,015	38,253	—
Allowance for Loan Losses	58,004	61,663	53,968
Nonperforming Loans / Loans	1.95%	2.45%	2.28%
Nonperforming Assets / Loans plus OREO	2.18%	2.67%	2.41%
Allowance for Loan Losses / Loans	1.81%	1.87%	1.59%
Allowance for Loan Losses / Nonperforming Loans	93%	76%	70%
Net Loan Charge-offs (Recoveries)	4,756	364	18,182
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	0.59%	0.04%	2.14%

Profitability Ratios (Annualized)
Common Return on Average Assets	1.31%	0.47%	0.76%
Common Return on Average Tangible Assets (2)	1.37%	0.49%	0.80%
Common Return on Average Equity	9.15%	3.31%	5.60%
Common Return on Average Tangible Common Equity (3)	17.47%	6.35%	11.12%
Efficiency Ratio (FTE) (4)	54.78%	58.50%	52.26%

Capitalization Ratios
Dividends Paid to Net Income	31.52%	88.46%	53.08%
Common Equity / Assets	11.98%	11.58%	11.12%
Tier 1 Leverage Ratio	11.49%	11.19%	10.64%
Risk-Based Capital – Tier 1	14.31%	13.54%	12.52%
Risk-Based Capital – Total	17.83%	16.99%	15.87%
Tangible Common Equity / Tangible Assets (5)	8.08%	7.70%	7.23%

		For the Six Months Ended June 30,
		2011	2010
Asset Quality Data
Net Loan Charge-offs (Recoveries)		5,120	19,169
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans		0.31%	1.14%

Profitability Ratios (Annualized)
Common Return on Average Assets		0.89%	0.86%
Common Return on Average Tangible Common Assets (6)		0.93%	0.90%
Common Return on Average Shareholders’ Equity		6.26%	6.35%
Common Return on Average Tangible Common Equity (7)		11.98%	12.70%
Efficiency Ratio (FTE) (4)		56.64%	55.00%

Capitalization Ratios
Dividends Paid to Net Income		46.43%	47.31%

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S&T Earnings Release - 12

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

	2011	2011	2010
	Second	First	Second
	Quarter	Quarter	Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:
(1) Tangible Common Book Value
Common Book Value (GAAP Basis)	$17.31	$16.90	$16.55
Effect of Excluding Intangible Assets	(6.12)	(6.14)	(6.24)

Tangible Common Book Value	$11.19	$10.76	$10.31

(2) Common Return on Average Tangible Assets
Common Return on Average Assets (GAAP Basis)	1.31%	0.47%	0.76%
Effect of Excluding Intangible Assets	0.06%	0.02%	0.04%

Common Return on Average Tangible Assets	1.37%	0.49%	0.80%

(3) Common Return on Average Tangible Common Equity
Common Return on Average Common Equity (GAAP Basis)	9.15%	3.31%	5.60%
Effect of Excluding Intangible Assets	4.50%	1.65%	3.02%
Effect of Excluding Preferred Stock	3.82%	1.39%	2.50%

Common Return on Average Tangible Common Equity	17.47%	6.35%	11.12%

(4) Recurring noninterest expense divided by recurring noninterest income plus net interest income, on a fully taxable equivalent basis.

(5) Tangible Common Equity / Tangible Assets
Common Equity / Assets (GAAP Basis)	11.98%	11.58%	11.12%
Effect of Excluding Intangible Assets	-3.90%	-3.88%	-3.89%

Tangible Common Equity / Tangible Assets	8.08%	7.70%	7.23%

		For the Six Months Ended June 30,
		2011	2010
(6) Common Return on Average Tangible Common Assets
Common Return on Average Assets (GAAP Basis)		0.89%	0.86%
Effect of Excluding Intangible Assets		0.04%	0.04%

Common Return on Average Tangible Common Assets		0.93%	0.90%

(7) Common Return on Average Tangible Common Equity
Common Return on Average Shareholders’ Equity (GAAP Basis)		6.26%	6.35%
Effect of Excluding Intangible Assets		3.10%	3.48%
Effect of Excluding Preferred Stock		2.62%	2.87%

Common Return on Average Tangible Common Equity		11.98%	12.70%

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